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                                                                   EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated February 19, 1996 on our audits of the Consolidated Financial Statements of Datasvar Support AB. We also consent to the reference to our firm under the caption "Experts".




Stockholm, Sweden
October 8, 1996



/s/ Jorgen Sandell
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Jorgen Sandell
Authorized Public Accountant







Lindebergs Revisionbyra AB